Exhibit 8.1
[LETTERHEAD OF PATTON BOGGS LLP]
November 23, 2005
Bay View Deposit Corporation
1840 Gateway Drive
San Mateo, CA 94404
RE: 462(b) Registration Statement
Ladies and Gentlemen:
     We have acted as special tax counsel for Bay View Deposit Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), and we act as special tax counsel for certain trusts to be formed (the “Trusts” and together with the Company, each an “Issuer”) in connection with the proposed issuance of automobile receivable backed certificates and/or notes (the “Securities”) and with the 462(b) Registration Statement filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, on November 23, 2005 (the “Act”) in respect of the Company’s registration statement No. 333-121380 on Form S-3 (the “2004 Registration Statement,” and together with the 462(b) Registration Statement, the “Registration Statement”), which 462(b) Registration Statement relates to the registration by the Company of Asset Backed Securities to be sold in amounts to be determined at the time of sale and to be set forth in one or more supplements to the Prospectus (the “Prospectus”) included in the 2004 Registration Statement.
     In connection with our opinion, we have examined the Prospectus (including exhibits) and have made such investigations of law and fact as we have deemed appropriate as a basis for the opinion expressed below.
     On the basis of the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that:
(1)	The Securities, assuming that they are issued in accordance with the Prospectus, will have the federal income tax treatment to holders described in the Prospectus, and

(2)	The descriptions of federal income tax consequences appearing under the headings “Material Federal Income Tax Consequences” in the Prospectus accurately describe the material federal income tax consequences to holders of Securities with respect to the matters discussed therein.

Bay View Deposit Corporation
November 23, 2005

     Our opinion is based on the U.S. Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. We note that our opinion merely represents our best legal judgment on the matters presented and others may disagree with our conclusions. An opinion of tax counsel is not binding upon the IRS or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the transactions described herein and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that the opinions expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would be unsuccessful.
     Our opinion represents our views on proposed and future transactions as presented in the Prospectus and is based upon the assumption that such proposed and future transactions, as ultimately consummated, will not vary from the descriptions provided in the Prospectus. Our opinion will remain valid at the time of an offering only if any other applicable tax opinion described in the Prospectus is delivered, our firm is special tax counsel to the Company at the time of such offering, and we have been provided an opportunity to update our opinion to reflect changes and new interpretations of law and changes in facts.
     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. We assume no obligation to update or supplement this opinion to reflect any change of fact, circumstances, or law after the date hereof. This opinion is rendered only to those to whom it is addressed and may not be relied on in connection with any transactions other than the transactions contemplated herein.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Patton Boggs LLP as special tax counsel in the Prospectus under the headings “Material Federal Income Tax Consequences” and “Legal Matters.” In giving such consent we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.
Sincerely,
/s/ Patton Boggs LLP
Patton Boggs LLP
gjs/jmm/spc